Exhibit 99.1

Memorandum	Archstone —Smith Trust
9200 E. Panorama Circle, #400 Englewood, CO 80112 Tel: (303) 708-5959 Fax: (303) 708-6954

Date:	September 7, 2007

To:	The Board of Trustees and Executive Officers of Archstone-Smith Trust

CC:	Caroline Brower — Legal Department
Terry Cooper —Benefits Department

From:	Erin McMahon — Director, Legal Department

Re:	NOTICE OF BLACKOUT ON TRADING FOR SECTION 16(b) FILERS: SEPTEMBER 24, 2007 THROUGH THE WEEK OF OCTOBER 8, 2007

Effective September 24 2007, the Archstone-Smith Trust 401(k) Savings Plan (the “Plan”) will undergo a change in its trustee and recordkeeper.  In order to accommodate the change, the Plan will be in a blackout period from September 24, 2007 through the week of October 8, 2007.  During this time no activity within the Plan will be permitted.

All trustees and executive officers will be prohibited from trading in Archstone-Smith stock during this period.  As you know, all trustees and executive officers already are in Archstone-Smith’s self-imposed blackout period. This action is being taken pursuant to an SEC ruling calling for a prohibition on certain types of trading in company stock by that company’s directors and executive officers during blackout periods under such plans as the 401(k) or Deferred Compensation Plan.

If you have any questions regarding potential transactions please do not hesitate to contact me at (303) 708-5961.

Thank you.